UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 27, 2008
RCN Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-16805	22-3498533
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

196 Van Buren Street, Herndon, VA		20170
(Address of principal executive offices)		(Zip Code)
(703) 434-8200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On July 3, 2008, the Board of Directors (the “Board”) of RCN Corporation, a Delaware corporation (“RCN” or the “Company”), increased the size of the Board from six to seven members, in accordance with the Amended and Restated Bylaws of the Company, and appointed Charles E. Levine to the Board effective as of July 3, 2008. The Company issued a press release on July 8, 2008 to announce such appointment, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.
     Mr. Levine was not elected pursuant to any arrangement or understanding with any person. Mr. Levine is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K. The Board has not determined on which Board committees Mr. Levine will serve.
     Contemporaneously with his election, Mr. Levine executed the Company’s standard form of Indemnification Agreement, which provides for indemnification of the indemnitee to the fullest extent permitted by Delaware law. A form of such Indemnification Agreement was filed by the Company as Exhibit 10.22 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on July 26, 2005.
     Mr. Levine will receive compensation for his service on the Board in accordance with the Company’s standard compensatory arrangement for non-employee directors. A description of the Company’s non-employee director compensation can be found under the caption “Director Compensation” in the Company’s proxy statement for its 2008 annual meeting of stockholders, which was filed with the Securities and Exchange Commission on April 25, 2008. Accordingly, on July 3, 2008, Mr. Levine executed the Company’s standard form of Restricted Stock Unit Award Agreement (which form was filed by the Company as Exhibit 10.1 to the Form 8-K filed with the Securities and Exchange Commission on February 7, 2008) and was granted 5,000 restricted stock units, which represents equity compensation related to service from July 3, 2008 through the end of the 2008 calendar year. The restricted stock units vest on January 1, 2009.

Item 8.01	Other Events.
     On June 27, 2008, RCN Telecom Services, Inc., a Pennsylvania corporation and wholly-owned subsidiary of RCN, entered into a Master Purchase and Sale Agreement with Viamedia, Inc., a Pennsylvania business corporation (“Viamedia”), pursuant to which Viamedia agreed to purchase for resale all of the advertising availabilities made available to the Company under the terms of its affiliation agreements with television networks. The agreement expires on December 31, 2015, and supersedes the Company’s prior agreements with Viamedia for the Company’s Boston, Chicago, New York, and Washington, D.C. markets.

     Subject to the terms of the agreement, Viamedia’s sales executives sell television commercial advertising for insertion into the availabilities on the Company’s network, and Viamedia provides the technical personnel and equipment required for the Company to insert such commercial advertising into the availabilities. In exchange for such services, Viamedia is entitled to retain a negotiated portion of all revenue generated from the resale of the advertising availabilities. Viamedia is, however, committed to purchase such availabilities for a negotiated minimum purchase price, regardless of the revenue generated from the resale of the availabilities. Such minimums are subject to adjustment for a variety of events, including the addition or loss of key television networks carried by the Company’s systems, acquisitions and disposition of Company assets, and increases or decreases in the advertising availabilities provided under the terms of the Company’s agreements with television networks.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press release of RCN Corporation, dated July 8, 2008.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RCN CORPORATION
By:	/s/ Benjamin Preston
Name:	Benjamin Preston
Title:	Senior Vice President, General Counsel & Secretary

Date: July 8, 2008

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of RCN Corporation, dated July 8, 2008.